POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Francis C. Poli, Brian W. Heller and Charlotte Keenan, signing singly, the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Cohen & Steers, Inc., a Delaware corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Form 144 pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules thereunder; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, any form required to be submitted to the United States Securities Exchange Commission (“SEC”) in connection with access to the undersigned’s EDGAR account, including the generation and/or renewal of the undersigned’s EDGAR access codes and related information, and enroll the undersigned in the Electronic Data Gathering, Analysis and Retrieval system (“EDGAR Next”) pursuant to the rules and form amendments concerning access to and management of EDGAR Next accounts adopted by the SEC; (3) serve as administrator of the undersigned’s EDGAR Next account, or designate one or more other persons within Cohen & Steers’ legal department to serve in such capacity as determined in such attorney-in-fact’s reasonable discretion, and take any other action in connection with such role as administrator, including but not limited to, identifying users entitled to file on the undersigned’s behalf any form required to be submitted to the SEC and maintaining access to the undersigned’s EDGAR Next account, including the generation and/or renewal of the undersigned’s EDGAR Next access codes and passphrase; (4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any of the aforementioned forms, complete and execute any amendment or amendments thereto and timely file or submit such forms with the SEC and any stock exchange or similar authority; (5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion; and (6) the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or the rules thereunder or the Act or the rules thereunder. This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file or submit Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of November 2025. /s/ Daniel Noonan_______________ Daniel Noonan State of New York County of New York, ss: On the 5th day of November in the year 2025, before me, the undersigned notary public, personally appeared Daniel Noonan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument. /s/ Kae Hadley_____________ Notary Public [Seal]